Exhibit 10.10

“Give wing to your potential”

Proposal to Liberty Renewable Fuels, LLC

PRINCIPAL:	Liberty Renewable Fuels
P.O. Box 335
Owosso, MI 48867

CONSULTANT:	Marshall Meador
Sky Strategies
605 Musser Rd.
Mount Joy, PA 17552

THIS SERVICE CONTRACT, begins on August 15, 2006 by and between Sky Strategies., a company having an address currently at 605 Musser Rd. Mount Joy, PA 17552 (hereafter, “Consultant”) and Liberty Renewable Fuels, a Delaware Company, having an address at P.O Box 335 Owosso, MI 48867 (hereafter, “Principal”):

1. Services:

Consultant agrees to perform the services described in Exhibit A annexed hereto. Consultant agrees to perform up to and including 50 hours per month on areas set forth in Exhibit A, Scope of Work.

2. Terms:

This contract shall commence on or about August 15, 2006 and shall be terminated by either party, for any reason, at any time.

3. Compensation.

Consultant shall invoice Principal each month in the amount of $4000 for the services set forth in Exhibit A, Scope of Work. For performing the services set forth in Exhibit A, the principal shall pay according to Exhibit A-1.

4. Expenses:

Principal shall reimburse for expenses set forth in Exhibit A-1, with the exception of all air travel expenses which are the responsibility of Consultant.

5. Taxes:

Consultant shall be solely responsible for paying any federal, state and local taxes as may be imposed upon the income derived by consultant through this contract.

6. Principal Project Supervisor:

The Principal supervisor for this contract is Dr. David Skjaerlund, President & CEO of Liberty Renewable Fuels. The Principal supervisor shall exercise general direction, supervision and administration of the performance of Consultant hereunder.

7. Contractual Relationship.

Consultant is providing services by Sky Strategies, with the sole consultant being Marshall Meador, as an independent contractor, and not as an employee or partner of Principal. Nothing contained herein shall be deemed to create a relationship of employment between Principal and Consultant. Principal shall not be responsible for any acts of omissions of Consultant.

8. Intellectual Property:

Principal may duplicate and distribute copies of any and all written, audio and visual materials (including those on computer disks, compact discs, or tapes) produced by Consultant in performance of this contract. Consultant will execute Liberty’s confidentiality and non-compete agreement as well.

9. Conflicting Interests.

Consultant represents that it does not presently have any interest and will not acquire any interest, direct or indirect, that would conflict in any manner with the performance of this contract and Scope of Work, (Exhibit A) related to the production or marketing of Ethanol or DDGS.

10.	Renegotiations:

This contract may be renegotiated with 30 days written notice by the consultant or Principal.

IN WITNESS WHEREOF, the parties have executed and delivered this contract as of the date first above written.

Liberty Renewable Fuels

By:	/s/ David Skjaerlund
Name:	David Skjaerlund
Title:	President/CEO, Liberty RF
Date:	8/21/06

Sky Strategies

By:	/s/ Marshall Meador
Name:	Marshall Meador
Title:	Owner, Consultant
Date:	8/29/06

EXHIBIT A

Scope of Work:

•	Work with President and Board designees to develop comprehensive organizational and personnel structure of Liberty RF and related enterprises,

•	Investigate DDGS marketing possibilities and potential distribution outlets in the Lancaster Co. (PA) agricultural sector,

•	Further research existing, as well as pipeline, biofuel technologies and DDGS uses, to include USDA Agricultural Research Service in Wyndmoor, PA and similar facilities,

•	Explore Ethanol marketing opportunities and possible alliances, particularly in the Northeast sector,

•	Explore technology for capturing CO2 and potential market opportunities,

•	Other assignments as designated by Liberty RF President and CEO.

Exhibit A-1

Payment for Services

Payment is due to Sky Strategies for previously stated services beginning on or about August 15, 2006.

Payment Schedule

•	1st of each month: $4,000

•	Travel Expenses submitted monthly:

To include: car rental, required lodging, and meals, (only related to travel to Michigan)

To exclude: air travel and related expenses